EXHIBIT 4.3


                               SERVICING AGREEMENT

                               Dated July 15, 2004

                                      among

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

                                     Issuer,

                             MID-STATE HOMES, INC.,

                                    Servicer

                                       and

                              THE BANK OF NEW YORK

                                Indenture Trustee

        Relating to the Mortgage Assets Pledged to The Bank of New York,
              as Indenture Trustee, as Collateral for the Issuer's
               $180,251,000.00 6.005% Asset-Backed Notes, Class A
               $48,282,000.00 6.497% Asset-Backed Notes, Class M-1
               $34,602,000.00 8.114% Asset-Backed Notes, Class M-2
                $31,383,000.00 8.900% Asset-Backed Notes, Class B
                    in the Aggregate Initial Principal Amount
                          of $294,518,000 (Approximate)


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                                Table of Contents

                                                                            Page

                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Terms Defined in the Indenture...............................

                                   ARTICLE TWO

               ADMINISTRATION AND SERVICING OF MORTGAGE ASSETS

Section 2.01  The Servicer to Act as Servicer..............................
Section 2.02  Sub-Servicing Agreements Between Servicer and
               Sub-Servicer................................................
Section 2.03  Successor Sub-Servicers......................................
Section 2.04  Liability of the Servicer....................................
Section 2.05  No Contractual Relationship Between Sub-Servicer and
               Indenture Trustee or Issuer.................................
Section 2.06  Assumption of Sub-Servicing Agreement by Successor
               Servicer....................................................
Section 2.07  Collection of Mortgage Asset Payments; Holding Account.......
Section 2.08  Collection Account; Servicing Account........................
Section 2.09  Records and Servicing Account Moneys.........................
Section 2.10  Assumption Agreements........................................
Section 2.11  Permitted Withdrawals from the Collection Account............
Section 2.12  Advances for Delinquent Taxes................................
Section 2.13  Maintenance of Insurance; Collection Thereunder..............
Section 2.14  Realization upon Defaulted Mortgage Asset....................
Section 2.15  Release of Mortgage Assets...................................
Section 2.16  Servicing Compensation.......................................
Section 2.17  Establishment of Escrow Accounts; Deposits in Escrow
               Accounts....................................................
Section 2.18  Permitted Withdrawals From Escrow Account....................
Section 2.19  Indemnification..............................................

                                  ARTICLE THREE

                         STATEMENTS, REPORTS AND NOTICES

Section 3.01  Reporting by the Servicer....................................
Section 3.02  Annual Certificate; Mortgage Asset Statement.................
Section 3.03  Annual Accountants' Reports..................................
Section 3.04  Notices......................................................

                                  ARTICLE FOUR

                                  THE SERVICER

Section 4.01  Representations and Warranties of the Servicer...............
Section 4.02  Merger or Consolidation of the Servicer......................
Section 4.03  Performance of Obligations...................................
Section 4.04  Servicer Not to Resign.......................................
Section 4.05  Fidelity Bond................................................

                                  ARTICLE FIVE

                                     DEFAULT

Section 5.01  Events of Default............................................
Section 5.02  No Effect on Other Parties...................................
Section 5.03  Rights Cumulative............................................

                                   ARTICLE SIX

                               THE MORTGAGE ASSETS

Section 6.01  Representations and Warranties; Mortgage Asset Documents.....

                                  ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

Section 7.01  Termination..................................................
Section 7.02  Amendment....................................................
Section 7.03  Governing Law................................................
Section 7.04  Notices......................................................
Section 7.05  Severability of Provisions...................................
Section 7.06  Inspection and Audit Rights..................................
Section 7.07  Binding Effect...............................................
Section 7.08  Article and Section Headings.................................
Section 7.09  The Owner Trustee............................................
Section 7.10  Distribution of Servicing Procedures and Standards...........
Section 7.11  Property Address.............................................
Section 7.12  Power of Attorney............................................
Section 7.13  Rights Upon Discharge of Indenture...........................
Section 7.14  Non-Petition.................................................


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                                    EXHIBITS

Exhibit A   Form of Standby Servicing Agreement
Exhibit B   Mid-State Capital Corporation 2004-1 Trust Servicer's Certificate
Exhibit C   Historical Servicing Standards

            THIS SERVICING AGREEMENT is dated July 15, 2004, among Mid-State Capital Corporation 2004-1 Trust, a Delaware statutory trust (such trust being herein called, the "Issuer"), Mid-State Homes, Inc., a Florida corporation (herein, together with its successors and assigns, called the "Servicer") and The Bank of New York, as Indenture Trustee under the Indenture referred to below.

                              PRELIMINARY STATEMENT

            The Issuer is a statutory trust created by a trust agreement dated July 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Trust Agreement"), between Wilmington Trust Company (in its capacity as Trustee thereunder, the "Owner Trustee") and Mid-State Capital Corporation, as Grantor. The Issuer will act at all times through the Owner Trustee. The Issuer has entered into an indenture (the "Indenture"), dated as of the date of this Agreement, with The Bank of New York, as Indenture Trustee (the "Indenture Trustee"), pursuant to which the Issuer intends to issue its $180,251,000.00 6.005% Asset-Backed Notes, Class A, $48,282,000.00 6.497%
Asset-Backed Notes, Class M-1, $34,602,000.00 8.114% Asset-Backed Notes, Class M-2, and $31,383,000.00 8.900% Asset-Backed Notes, Class B (the "Notes"). Pursuant to the Indenture, as security for the Notes, the Issuer is Granting to the Indenture Trustee a security interest in, among other things, certain Mortgage Assets, its rights under this Agreement, the Collection Account, the Holding Account and the Hazard Insurance Policies (as such terms are hereinafter defined).

            The parties desire to enter into this Agreement to provide, among other things, for the servicing of the Mortgage Assets by the Servicer. The Servicer acknowledges that, in order further to secure the Notes, the Issuer is Granting to the Indenture Trustee a security interest in, among other things, its rights under this Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Mortgage Assets shall also be for the benefit and security of the Indenture Trustee and Holders of the Notes. For its services hereunder, the Servicer will receive a Servicing Fee with respect to each Mortgage Asset serviced hereunder as provided herein.

                                   ARTICLE ONE

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms:

            "Agreement": This Servicing Agreement as originally executed and as amended or supplemented from time to time in accordance with the terms hereof and of the Indenture.

            "Bankruptcy Code": Title 11 of the United States Code.

            "Collection Period": With respect to any Payment Date, the one-month period ending on the close of business on the last day of the month preceding the month in which the related Payment Date occurs.

            "Custodial Agreement": Initially, the Custodial Agreement, dated July 15, 2004, among the Issuer, the Servicer, the Indenture Trustee and the Document Custodian and thereafter any custodial agreement entered into pursuant to Section 6.16 of the Indenture.

            "Custodian": As defined in the Holding Account Agreement, dated July 15, 2004, among the Servicer, the Indenture Trustee, the Issuer and Wachovia Bank, National Association.

            "Default": Any occurrence or circumstance that, with notice or lapse of time or both, would be an Event of Default.

            "Document Custodian": Initially, Wachovia Bank, National Association, and thereafter the Document Custodian, if any, hereafter appointed by the Indenture Trustee pursuant to Section 6.16 of the Indenture. The Document Custodian may (but need not) be the Indenture Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Indenture Trustee. None of the Issuer, the Servicer or any Person directly or indirectly controlling or controlled by or under common control with the Issuer or the Servicer may be appointed Document Custodian.

            "Escrow Account": The account or accounts created and maintained pursuant to Section 2.17.

            "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Obligor pursuant to any Mortgage Loan.

            "Event of Default": Any of the occurrences or circumstances enumerated in Section 5.01.

            "Holding Account": A custodial account established by the Servicer pursuant to the Holding Account Agreement, in the name of the Custodian, as custodian for the Indenture Trustee and Servicer, entitled the "Mid-State 2004-1 Holding Account", maintained at a depository institution (i) the deposits in which are fully insured by the Federal Deposit Insurance Corporation through either the Bank Insurance Fund or the Savings Association Insurance Fund and
(ii) the commercial paper or other short term obligations of which (or, in the case of a depository institution which is the principal subsidiary of a holding company the commercial paper or other short-term debt obligations of such holding company) have a credit rating of at least "A-1" and "P-1" from S&P and Moody's, respectively.

            "Holding Account Agreement": The Holding Account Agreement, dated July 15, 2004, among Wachovia Bank, National Association, as custodian for the Indenture Trustee, the Indenture Trustee, the Servicer and the Issuer.

            "Homes": Jim Walter Homes, Inc., a Florida corporation.

            "Indenture": The Indenture, dated July 15, 2004, between the Issuer and The Bank of New York, as Indenture Trustee, as such Indenture may be amended or supplemented from time to time in accordance with its terms.

            "Monthly Cut-Off Date": The last day of any Collection Period.

            "Remittance Date": The first Remittance Date shall be the Closing Date and thereafter the first Business Day of each week.

            "REO Property": Property acquired by the Issuer by foreclosure or deed in lieu of foreclosure.

            "Reporting Date": With respect to any Collection Period, the 10th day of the month following such Collection Period or if such day is not a Business Day the next preceding Business Day.

            "Servicer Termination": As defined in Section 5.01.

            "Servicing Account": As defined in Section 2.08(b).

            "Servicing Fee": As defined in the Indenture.

            "Standby Servicing Agreement": The Standby Servicing Agreement, dated July 15, 2004, by and among the Servicer, the Issuer, the Indenture Trustee and the Successor Servicer in the form attached hereto as Exhibit A.

            "Sub-Servicer": As defined in Section 2.02.

            "Sub-Servicing Agreement": An agreement between the Servicer and a Sub-Servicer as described in Section 2.02.

            "Successor Servicer": As defined in the Indenture.

            "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the property cannot be completely restored out of the proceeds of the Hazard Insurance Policies required to be maintained pursuant to
Section 2.13.

            Section 1.02 Terms Defined in the Indenture.

            For purposes of this Agreement, all capitalized terms used herein that are defined in the Indenture (other than terms defined in Section 1.01 of this Agreement) shall have the respective meanings assigned to such terms in the Indenture.

                                  ARTICLE TWO

                 ADMINISTRATION AND SERVICING OF MORTGAGE ASSETS

            Section 2.01 The Servicer to Act as Servicer.

            The Servicer shall service and administer the Mortgage Assets, in accordance with the express terms of this Agreement, applicable state and federal law, and with the standards and procedures employed by a servicer with respect to the servicing of similar mortgage assets held in its own portfolio and in accordance with the Servicer's historical servicing standards set forth on Exhibit C, and the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable and, subject to the foregoing and the provisions of the Indenture to execute and deliver in the Servicer's own name, on behalf of the Issuer, any and all deeds, sale contracts, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Assets and with respect to the Mortgaged Properties; provided, however, any Successor Servicer shall not be bound by the Servicer's historical servicing standards.

            Notwithstanding the preceding paragraph, the Servicer shall at all times follow the procedures set forth below:

            1. The Servicer shall use its reasonable best efforts to contact, either by telephone, mail, in person, or in such other manner as the Servicer deems appropriate under the circumstances, each Obligor on any Mortgage Asset that is delinquent 30 days or more in any payments called for under the terms and provisions of the Mortgage Assets (including outstanding advances for taxes, insurance and other amounts) as of the most recent Monthly Cut-Off Date, in order to ascertain the reason for the delinquency and the likelihood that the Mortgage Asset will become current. Thereafter, the Servicer shall diligently pursue collection efforts in order to bring the Mortgage Asset current with respect to all outstanding amounts (including outstanding taxes, insurance and other amounts) unless the Servicer in its good faith judgment believes it is most appropriate, under the circumstances, and not as a general matter, not to pursue the outstanding amounts for taxes, insurance and other amounts.

            2. The Servicer shall use its reasonable best efforts to physically inspect or visit the Mortgaged Property securing any Mortgage Asset that is 60 or more days delinquent as of the most recent Monthly Cut-Off Date, unless the Servicer otherwise determines to its reasonable satisfaction that the value of the Mortgaged Property securing such Mortgage Asset has not been materially impaired and that such property has not been abandoned.

            3. The Servicer shall use its reasonable best efforts to diligently pursue, foreclose upon, sell the underlying note, or otherwise comparably convert the ownership of properties securing a Mortgage Asset that continues in default (including default in payment of taxes and insurance) for more than 90 days, unless the Servicer, in its best judgment, believes that the Mortgage Asset can be returned to current status within a reasonable period of time or, solely with respect to defaults due solely to default in payment of taxes and insurance and other amounts, unless the Servicer in its good faith judgment believes it is most appropriate, under the circumstances, and not as a general matter, not to pursue the outstanding amounts for taxes, insurance and other amounts.

            4. With respect to Mortgaged Properties that are known by the Servicer to be abandoned or in foreclosure, or properties with respect to which title has been acquired, the Servicer shall take such action as it deems reasonably necessary in its good faith judgment and not in violation of law to protect such property from vandalism or damage by the elements.

            5. The deed to any REO Property delivered as a result of any foreclosure or similar proceeding or deed in lieu thereof shall name the Issuer as grantee unless the Servicer deems it necessary to foreclose or otherwise comparably convert title to any Mortgaged Property in the name of a party other than the Issuer. In that event, the Servicer may designate a party, including itself, to hold title to the REO Property. The party designated to hold such title shall sign a written acknowledgment that it is holding title on behalf of the Issuer and any such acknowledgment shall be delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, together with the deed to such REO Property.

            6. Upon acquisition of an REO Property by the Issuer (or other party so designated by the Servicer to hold title), the Servicer shall prepare, if applicable, the written acknowledgement specified in the previous paragraph (in form acceptable to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee) and furnish such written acknowledgement to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, within two Business Days of acquiring a deed in respect of such REO Property.

            If an REO Property is resold in exchange for a new Mortgage Asset within two Business Days of acquisition of such REO Property, the written acknowledgement or deed of trust for the REO Property need not be executed and delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, provided the Mortgage Asset Documents for such new Mortgage Asset and all assignments and endorsements with respect to such new Mortgage Asset required by the Indenture are delivered to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, within five Business Days of acquisition.

            7. Upon the acquisition of an REO Property, the Servicer shall (i) deliver the deed or certificate of sale and any written acknowledgment to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee,
(ii) advance all taxes and standard hazard insurance premiums relating to the REO Property, (iii) process any claims for redemption and otherwise comply with any redemption procedures required by law, (iv) use its reasonable best efforts to promptly sell or otherwise dispose of such REO Property at a price which in its best judgment represents reasonable value and remit the proceeds to the Indenture Trustee, and (v) if, in order to sell the property at what it reasonably determines to be the best price available, the Servicer deems it reasonably necessary to provide mortgage financing to the prospective buyer, the Servicer shall undertake, as agent for the Issuer, to apply substantially the same underwriting standards as the Servicer or Sub-Servicer (if such mortgage financing is in the form of a Mortgage Loan) applies to similar transactions originated by it for its own account (or the Sub-Servicer for its own account); provided, however that the Maturity Date of any such Mortgage Asset shall not exceed August 2037.

            8. If the Servicer deems it reasonably necessary to convey an REO Property in exchange for a new Mortgage Asset, such new Mortgage Asset may be originated on documents naming the Servicer or Sub-Servicer as payee; provided, however, that the Maturity Date of any such new Mortgage Asset shall not exceed August 2037. The Sub-Servicer's or Servicer's rights under any such documents shall be subject to its obligation to convey proceeds of the disposition of the REO Property.

            In connection with the sale of an REO Property, any contract of sale or deed shall be executed by the Servicer or Sub-Servicer in its individual capacity and as agent and attorney in fact for the Issuer. The Servicer shall request return of the written acknowledgement by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee. Immediately upon consummation of the sale, the Servicer or Sub-Servicer shall assign all of its right, title and interest in the new Mortgage Asset to the Issuer and the Issuer shall assign all of its right, title and interest in the new Mortgage Asset to the Indenture Trustee. The Servicer shall record the release, the deed, the Mortgage, endorse and deliver the Mortgage Asset Documents to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, to perfect the security interest in the Issuer and provide an assignment of the Mortgage by the Issuer to the Indenture Trustee immediately.

            9. The Servicer shall segregate and hold all funds collected and received in connection with the rental or sale of any REO Property separate and apart from its own funds and general assets and shall deposit such moneys in the Holding Account in accordance with Section 2.07(b).

            10. Except as expressly permitted by Section 2.10 or as otherwise provided in Exhibit C, the Servicer shall not alter, change or modify, or permit the alteration, change or modification of, any Mortgage Asset without the prior consent of the Indenture Trustee; provided, however, that the Servicer may charge-off or write-off Mortgage Assets when the Servicer determines in its best judgment that it is prudent to do so and that the costs and expenses of continued servicing of such Mortgage Assets (including foreclosure proceedings) exceeds the expected revenues therefrom, and such determination is evidenced by a certification signed by a duly authorized officer of the Servicer setting forth such conclusions and the basis therefor.

            Promptly after the execution and delivery of this Agreement, the Servicer shall deliver to the Issuer, the Indenture Trustee and Document Custodian, if any, a list of officers of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Assets.

            At all times while the Servicer is servicing the Mortgage Assets pursuant to this Agreement, the Servicer or the Sub-Servicer shall employ field servicing personnel for each state in which Mortgaged Properties are located who are assigned to service the related outstanding Mortgage Assets of that state; provided, however, that if the Servicer or Sub-Servicer does not employ field servicing personnel in any such state or does not employ sufficient field servicing personnel in any such state to service the related outstanding Mortgage Assets of that state in accordance with the terms and provisions of this Agreement, the Servicer shall enter into one or more Sub-Servicing Agreements as described in Section 2.02 with a Sub-Servicer that employs field servicing personnel or agents for that state providing for the servicing of the effected outstanding Mortgage Assets of that state.

            Section 2.02 Sub-Servicing Agreements Between Servicer and Sub-Servicer.

            The Servicer may enter into sub-servicing agreements (each, a "Sub-Servicing Agreement") with sub-servicers (each, a "Sub-Servicer") which may include affiliates of the Servicer, for the servicing and administration of any or all of the Mortgage Assets. In the event that any such Sub-Servicing Agreement exists, the Sub-Servicer will represent and warrant that it is duly organized and existing under the applicable laws of the United States or any state and is duly qualified and licensed to do business in each state in which the Mortgaged Property relating to a Mortgage Asset to be serviced under such Sub-Servicing Agreement is located. Any such Sub-Servicing Agreement entered into by the Successor Servicer shall not be less favorable to the Issuer in its reasonable judgment. For purposes of this Agreement (except as otherwise provided herein), the Servicer shall be deemed to have received payments on Mortgage Assets referred to in Sections 2.07 and 2.15 when the Sub-Servicer has received such payments. The Servicer and any Sub-Servicer may enter into amendments of a Sub-Servicing Agreement; provided, however, that any such amendments shall be consistent with and not violate the provisions of this Agreement. Copies of all amendments shall promptly be sent as provided in
Section 7.04 hereof to the Indenture Trustee, the Rating Agencies and any Document Custodian.

            Section 2.03 Successor Sub-Servicers.

            The Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist from time to time in accordance with the terms and conditions of such Sub-Servicing Agreement and, except as hereinafter provided in this Section 2.03, without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Sub-Servicing Agreement by the Servicer or the Sub-Servicer the Servicer shall either act as primary servicer of the related Mortgage Assets or enter into a Sub-Servicing Agreement in accordance with the provisions of Section 2.02 with a successor Sub-Servicer.

            Section 2.04 Liability of the Servicer.

            Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain primarily obligated and liable to the Issuer and the Indenture Trustee for the servicing and administering of the Mortgage Assets in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreement or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Assets. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 2.05 No Contractual Relationship Between Sub-Servicer and Indenture Trustee or Issuer.

            Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Assets involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone and the Sub-Servicer shall have no claim against the Indenture Trustee or the Issuer except to the extent set forth in
Section 2.06 arising from any Sub-Servicing Agreement; provided, however, that the Indenture Trustee and the Issuer may upon the happening of a default thereunder enforce the Servicer's rights under any Sub-Servicing Agreement as third party beneficiaries thereof.

            Section 2.06 Assumption of Sub-Servicing Agreement by Successor Servicer.

            In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default or Trigger Event), the Successor Servicer may, at its election, assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that may have been entered into. The Indenture provides that the Successor Servicer may, at its election, assume all of the Servicer's interest therein and replace the Servicer as a party to the Sub-Servicing Agreement to the same extent as if the Sub-Servicing Agreement had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligation under the Sub-Servicing Agreement.

            The Servicer shall, upon request of the Indenture Trustee or the Successor Servicer but at the expense of the Servicer, deliver to the Successor Servicer all documents and records pursuant to Section 2.09 relating to the Sub-Servicing Agreement and the Mortgage Assets then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            Section 2.07 Collection of Mortgage Asset Payments; Holding Account.

            (a) In accordance with the servicing standards set forth in Section 2.01, the Servicer shall use its reasonable best efforts to cause each Obligor to make all payments in respect of his or her Mortgage Asset to the Servicer and to collect all payments (including amounts for taxes and insurance and other Escrow Payments) called for under the terms and provisions of the Mortgage Assets (other than any fees and charges the collectability of which is not legally enforceable). Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge, assumption fee, prepayment charge, or penalty interest in connection with the prepayment of a Mortgage Asset and
(ii) arrange a schedule for liquidation of delinquent payments due on a Mortgage Asset, running for a period as the Servicer reasonably believes prudent under the circumstances.

            (b) On or before the Closing Date the Servicer shall establish the Holding Account and shall cause all payments received with respect to the Mortgage Assets (other than Escrow Payments) after the Cut-off Date that have not already been deposited in the Collection Account pursuant to Section 2.08(a) to be deposited in the Holding Account. The deposit of substantially all such amounts shall be made as soon as reasonably practicable after such payment is actually received by it but in no event later than two Business Days after receipt by the Servicer, and in the case of all payments received by Sub-Servicers with respect to the Mortgage Assets, such amounts shall be remitted as soon as reasonably practicable to the Servicer but in no event later than two Business Days after collection by the Sub-Servicer and deposited by the Servicer in the Holding Account as described above. The Servicer shall hold in escrow all moneys received in respect of taxes and insurance to be disbursed in accordance with the applicable Mortgage. The Sub-Servicer shall not deposit any amounts received by it in any deposit, trust, or similar account prior to remitting such amounts to the Servicer. On each Remittance Date the Servicer shall submit to the Custodian, with a copy to the Indenture Trustee, a report substantially in the form provided in the Holding Account Agreement relating to funds deposited in the Holding Account during the immediately preceding calendar week which specifies the amount of such funds referred to in Section 2.08(a) to be transferred from the Holding Account by the Custodian to the Collection Account.

            (c) The Servicer may, by written request delivered to the Custodian, with a copy to the Indenture Trustee, receive funds from the Holding Account for the following purposes:

            (i) to repay to the Servicer moneys in the Holding Account upon certification by the Servicer reasonably acceptable to the Indenture Trustee that such funds are not part of the Trust Estate;

            (ii) to clear the Holding Account pursuant to Section 7.01(a);

            (iii) to deposit Insurance Proceeds in the Servicing Account for application to restoration or repair of a Mortgaged Property in the future, to the extent such proceeds were deposited in the Holding Account;

            (iv) to pay the Servicer the Servicing Fee pursuant to Section 2.16;

            (v) to pay the Servicer amounts represented by any late payment charges, interest charged on advances of taxes and insurance premiums, assumption fees and other such additional charges as additional servicing compensation;

            (vi) to reimburse the Servicer for advances of taxes, insurance premiums and other amounts in accordance with Sections 2.12 and 2.13, respectively; provided, however, that with respect to advances of taxes and insurance premiums and other amounts made on the Mortgage Assets on or prior to the Cut-Off Date the extent of reimbursement for such advances shall be limited to the related amounts collected by the Servicer or, in the case of a liquidation, the amount by which the related Liquidation Proceeds, if any, for each such Mortgage Asset exceeds the sum of the Principal Balance of the related Mortgage Asset and the related Liquidation Expenses other than such advances;

            (vii) to reimburse the Servicer from the related Insurance Proceeds and Liquidation Proceeds with respect to a Mortgaged Property for any expenses incurred by it in good faith pursuant to Section 2.14 for restoration of such Mortgaged Property damaged by an Uninsured Cause;

            (viii) to reimburse the Servicer from the Holding Account for any unreimbursed usual and customary Liquidation Expenses subject to the limitations set forth in Sections 2.12 and 2.13 with respect to advances for taxes and insurance;

            (ix) to reimburse the Servicer for expenses reasonably incurred by the Servicer pursuant to Section 6.01; and

            (x) to reimburse the Servicer for reasonable and necessary expenses incurred in connection with the preservation and management of Acquired Properties.

            Section 2.08 Collection Account; Servicing Account.

            (a) On or before the Closing Date the Issuer shall open the Collection Account as provided in Section 8.02 of the Indenture. On the Closing Date, the Servicer shall on behalf of the Issuer remit to the Indenture Trustee for deposit in the Collection Account all Monthly Payments and all prepayments (net of the applicable Servicing Fee) collected on the Mortgage Assets after the Cut-Off Date and received by the Servicer not less than five Business Days before the Closing Date. All funds collected in respect of the Mortgage Assets prior to the Closing Date not deposited in the Collection Account pursuant to the preceding sentence on the Closing Date shall be deposited in the Holding Account on the Closing Date and transferred to the Collection Account on the first Remittance Date following the Closing Date. Thereafter, the Servicer shall submit to the Custodian, with a copy to the Indenture Trustee, the report required by Section 2.07(b) directing the deposit into the Collection Account or, with respect to certain Insurance Proceeds, the Servicing Account of all payments and collections in respect of the Mortgage Assets then on deposit in the Holding Account (other than withdrawals simultaneously requested pursuant to Section 2.07(c) and amounts in respect of payments by Obligors made by checks subsequently returned for insufficient funds or other reason for non-payment) including the following:

            (i) all Obligor payments on account of principal, including Full Prepayments, of the Mortgage Assets;

            (ii) all Obligor payments on account of finance charges on the Mortgage Assets; and

            (iii) all net Insurance Proceeds (other than proceeds to be applied to the restoration or repair of the related Mortgaged Property which shall be deposited to the Servicing Account) and Net Liquidation Proceeds with respect to the Mortgage Assets.

The Servicer may request withdrawals from the Collection Account as permitted by
Section 2.11 hereof.

            (b) The Servicer shall open, at the Corporate Trust Office or at any other financial institution the deposits of which are fully insured by the Federal Deposit Insurance Corporation ("FDIC") (through either the Bank Insurance Fund or the Savings Association Insurance Fund), one or more accounts (collectively, the "Servicing Account"), which such accounts shall be Eligible Accounts, designated as follows: "Mid-State Homes, Inc., as Servicer for Mid-State Capital Corporation 2004-1 Trust." There shall be deposited in the Servicing Account on the Closing Date all Insurance Proceeds which are to be applied to the restoration or repair of the related Mortgaged Property received after the Cut-Off Date and still in the custody of the Servicer on the Closing Date; thereafter all Insurance Proceeds shall be deposited into the Servicing Account. Obligors' funds in a Servicing Account shall be segregated, and the Servicer shall instruct the financial institution in which such account is maintained accordingly. The Servicing Account shall be an interest bearing account fully insured as to amounts deposited therein by the FDIC. In addition, moneys in the Servicing Account may be invested as provided in Section 2.08(c). The Servicer shall make withdrawals from a Servicing Account only (i) for the purpose of applying proceeds of a Hazard Insurance Policy or other insurance policy to the restoration or repair of a Mortgaged Property, to the extent such proceeds were deposited in such Servicing Account; (ii) to the extent required by applicable law or regulation or by the related Mortgage Assets and to the extent of earnings on the Servicing Account then on deposit in the Servicing Account to pay interest on funds in such Servicing Account to the Obligors entitled thereto; (iii) to pay to the Obligors Insurance Proceeds required to be paid to them pursuant to the terms of the related Account Note or Mortgage Note, as applicable; (iv) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 7.01; (v) to pay to the Servicer net earnings on amounts in the Servicing Account to the extent permitted by Section 2.08(c) below; or (vi) to transfer to the Holding Account any funds then on deposit in the Servicing Account upon a determination by the Servicer that such funds will not be applied in the manner described in (i) through (v) above.

            (c) Monies in any Servicing Account from time to time may be invested and reinvested by the Servicer, but only in one or more Eligible Investments and obligations on which the Indenture Trustee in its commercial capacity is the obligor. No such investment shall mature later than one Business Day prior to the next Remittance Date (or on such Remittance Date, in the case of Eligible Investments of which the Indenture Trustee is the obligor). All net income or gain from such investment of moneys shall be paid to the Servicer as it is earned and received, provided that all interest required to be paid to Obligors shall be paid to them as required or shall be held for the Obligors entitled thereto. If any loss results from such investments, the Servicer shall promptly reimburse the Servicing Account for the amount of any such loss from its own funds. Whenever any amounts invested as aforesaid shall be needed for disbursement from a Servicing Account, the Servicer shall cause a sufficient amount of such investments to be sold or otherwise converted to cash for such purpose.

            (d) Notwithstanding Section 2.08(c), all funds in the Servicing Account are held by the Servicer as agent and bailee of the Indenture Trustee for the benefit of the Indenture Trustee, the Noteholders and the Obligors.

            Section 2.09 Records and Servicing Account Moneys.

            (a) The Servicer agrees to act as agent and bailee of the Indenture Trustee in holding any Mortgage Asset Documents released to the Servicer pursuant to Section 3.13(c) of the Indenture, and any other items constituting a part of the Trust Estate that from time to time come into the possession of the Servicer. The Servicer agrees, for the benefit of the Indenture Trustee and the Noteholders, to act as such agent and bailee, and to hold and deal with such Mortgage Assets and such items, as agent and bailee for the Indenture Trustee, in accordance with the provisions of this Agreement and the Indenture.

            (b) The Servicer shall for a period of four years following termination of this Agreement or from the time a Mortgage Asset is paid in full, with respect to such Mortgage Asset, retain all data relating directly to or maintained in connection with the servicing of the Mortgage Assets at the Servicer's principal service office in Tampa, Florida, or at such other place where the servicing offices of the Servicer are located, and shall give the Indenture Trustee access to all data at all reasonable times, and, while an Event of Default shall be continuing, the Servicer shall, on demand of the Indenture Trustee or the Successor Servicer, deliver to the Indenture Trustee or the Successor Servicer, as the case may be, all data necessary for the servicing of the Mortgage Assets, provide the Indenture Trustee and the Successor Servicer with the information called for by Section 2.07(b) concerning all moneys in the Holding Account and deliver to the Indenture Trustee all moneys in each Servicing Account and all other moneys collected by it from Obligors and not previously deposited in the Holding Account or the Servicing Account. If the rights of the Servicer shall have been terminated in accordance with Section
5.01 or if this Agreement shall have been terminated pursuant to Section 7.01(b), the Servicer shall, upon demand of the Indenture Trustee, the Successor Servicer or the Noteholders in the case of Section 5.01, or of the successor to the rights of the Issuer in the case of Section 7.01(b), deliver to the Successor Servicer all data necessary for the servicing of the Mortgage Assets, provide the Indenture Trustee and the Successor Servicer with the information called for by Section 2.07(b) concerning all moneys in the Holding Account and deliver to the Indenture Trustee all moneys in each Servicing Account and all other moneys collected by it from obligors and not previously deposited in the Holding Account or the Servicing Account. In addition to delivering such data and moneys the Servicer shall use its reasonable best efforts to effect the orderly and efficient transfer of the servicing of the Mortgage Assets to the party which will be assuming responsibility for such servicing.

            Section 2.10 Assumption Agreements.

            (a) When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer is authorized to take or enter into an assumption agreement or other similar agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, provided that (i) the interest rate on, Monthly Payment and balance of such Mortgage Asset shall not be reduced, (ii) the term of the Mortgage Asset shall not be extended, (iii) there are either no unreimbursed advances for taxes and insurance on such Mortgage Asset following assumption or such advances are assumed and (iv) the Servicer shall not agree to any other modification unless in the best judgment of the Servicer such modification would not materially adversely affect the collectability or enforceability of the Mortgage Assets or the interests of the Noteholders. The Servicer shall notify the Indenture Trustee and any Document Custodian that any such assumption agreement or similar agreement has been completed by forwarding to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, the original copy of such assumption agreement or similar agreement for addition to the related Mortgage Asset Documents. Any fee collected by the Servicer for entering into an assumption agreement or similar agreement shall be retained by the Servicer as additional servicing compensation. The Servicer shall use its reasonable best efforts to enter into an assumption agreement or other similar agreement; however, if, in connection with the conveyance of such Mortgaged Property, the continuation of liability of the original Obligor shall be impracticable, or if, in the opinion of the Servicer, the release of the liability of the original Obligor would not substantially impair the ability of the holder of the related Mortgage Asset to realize the full repayment of such Mortgage Asset, the Servicer may release the original Obligor from liability on such Mortgage Asset so long as the new Obligor meets the underwriting standards which the Servicer is applying to similar transactions originated for its own account. The Servicer shall notify the Indenture Trustee and any Document Custodian if the original Obligor is released from liability on such Mortgage Asset.

            (b) The Servicer shall not be deemed to be in default, breach or any other violation of its obligations under this Agreement by reason of any assumption of a Mortgage Asset by operation of law or any assumption or transfer of property subject to a Mortgage Asset which the Servicer may be restricted by law from preventing, for any reason whatever.

            Section 2.11 Permitted Withdrawals from the Collection Account.

            If at any time funds on deposit in the Holding Account are insufficient to satisfy the Servicer withdrawal requests referred to in Section 2.07(c) hereof, and so long as no Event of Default or Trigger Event shall have occurred and be continuing, the Servicer may request withdrawal of such deficiency from the Collection Account, and upon receipt of such written request, the Indenture Trustee shall withdraw the amount of such deficiency from the Collection Account and make the requested payments to the Servicer, provided that such payments shall not be made within six Business Days of a Payment Date. In addition, the Indenture Trustee shall make withdrawals from the Collection Account to repay to the Servicer moneys in the Collection Account upon certification by the Servicer reasonably acceptable to the Indenture Trustee that such funds are not part of the Trust Estate.

            Section 2.12 Advances for Delinquent Taxes.

            (a) If the Servicer shall have knowledge that real property taxes or other taxes, charges or assessments relating to any Mortgaged Property have not been paid when due, the Servicer shall make such payment prior to the time by which failure to make such payment would give rise to a lien on the related Mortgaged Property. Any costs so incurred by the Servicer shall be recoverable by the Servicer pursuant to Section 2.07(c), or to the extent recoverable from any Sub-Servicer servicing such Mortgage Asset, or from the related Obligor or from other funds on deposit in the Holding Account to the extent that the Servicer certifies that such advances are not otherwise recoverable due to insufficient Net Liquidation Proceeds.

            (b) The Servicer shall indemnify the Issuer for any losses resulting from a failure to make the payments referred to in Paragraph (a) above and the Servicer shall deposit the amount of such loss in the Collection Account on the next Remittance Date following the determination of such loss.

            Section 2.13 Maintenance of Insurance; Collection Thereunder.

            (a) Except as otherwise provided in subsection (b) of this Section 2.13, the Servicer shall cause to be maintained with respect to each Mortgaged Property and REO Property one or more Hazard Insurance Policies that provide at least the same coverage as a standard form fire and extended coverage insurance policy issued by a company regulated under applicable state law and authorized by such state to issue such policies in the state in which the Mortgaged Property or REO Property is located and in an amount that is not less than an amount that would satisfy the definition of Full Prepayment with respect to the related Mortgage Asset; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. Any individual Hazard Insurance Policies shall name the Servicer as additional loss payee and run to the benefit of the Servicer's successors and assigns as their interests may appear. Any amounts received under any such policies shall be transferred to or deposited in the Holding Account or Servicing Account (or paid over to the related Obligor if the Servicer reasonably does not deem it necessary to deposit such amounts in the Servicing Account) pursuant to Sections 2.07 and 2.08. If any Obligor is in default in the payment of such premiums, the Servicer shall pay such premiums out of its own funds, and any costs so incurred by the Servicer shall be recoverable by the Servicer to the extent such costs constitute Liquidation Expenses pursuant to Section 2.14, or to the extent recoverable from any Sub-Servicer servicing such Mortgage Asset, or from the related Obligor or from other funds on deposit in the Holding Account to the extent that the Servicer certifies that such advances are not otherwise recoverable due to insufficient Net Liquidation Proceeds.

            (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Mortgaged Property pursuant to subsection (a) of this Section 2.13, and shall, to the extent that the related Mortgage Assets do not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Mortgaged Property, maintain one or more blanket insurance policies covering losses on the mortgagee's interest in the Mortgage Assets resulting from the lack of or insufficiency of individual Hazard Insurance Policies issued by a company regulated under applicable state law and authorized by such state to issue such policies in the state in which the Mortgaged Property is located and in an amount that is not less than an amount that would satisfy the definition of Full Prepayment with respect to the related Mortgage Asset. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Mortgage Assets; provided, however, that such deductible cannot exceed an amount that is customary under similar policies. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its reasonable best efforts to obtain from another insurer a replacement policy comparable to such policy. All amounts collected by the Servicer under any such policy and reimbursements by the Servicer of deductible amounts shall be deposited in the Holding Account in accordance with
Section 2.07.

            (c) The Servicer shall indemnify the Issuer for any losses resulting from a failure to maintain insurance pursuant to this Section 2.13 and the Servicer shall deposit the amount of such loss in the Collection Account on the next Remittance Date following the determination of such loss.

            Section 2.14 Realization upon Defaulted Mortgage Asset.

            With respect to any defaulted Mortgage Asset, the Servicer shall use its reasonable best efforts consistent with the servicing procedures as set forth in Section 2.01 hereof, to foreclose upon or otherwise comparably convert (through replevin, deed in lieu of foreclosure or otherwise) the ownership of properties securing any Mortgage Asset that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 2.07. The Servicer shall prepare all documents necessary and appropriate in connection with the realization upon defaulted Mortgage Assets. The Servicer's obligations under this Section 2.14 are subject to the proviso that, in the case of damage to Mortgaged Property from an Uninsured Cause, the Servicer shall not be required to expend its own funds in restoring such property unless it shall in good faith determine (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Asset, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as Insured Expenses. For purposes of clause (ii) of the preceding sentence, if the Servicer is maintaining a blanket Hazard Insurance Policy pursuant to Section 2.13(b), expenses shall be deemed recoverable as Insured Expenses if they would have been recoverable under an individual Hazard Insurance Policy maintained pursuant to Section 2.13(a). The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a defaulted Mortgage Asset; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses, Insured Expenses or reasonable and necessary expenses incurred in the preservation and the management of Acquired Properties. All Liquidation Proceeds shall be deposited in the Holding Account in accordance with Section 2.07(b) hereof.

            Section 2.15 Release of Mortgage Assets.

            In the case of a final Monthly Payment, Full Prepayment or liquidation of any Mortgage Asset, the Servicer shall deliver to the Indenture Trustee, the Issuer and any Document Custodian an Officers' Certificate (i) identifying the Mortgage Asset that was the subject of such final payment, Full Prepayment or liquidation, (ii) stating with respect to a Full Prepayment that all prepayment proceeds received in connection therewith are in an amount necessary to effect a Full Prepayment (after taking into account amounts representing reimbursement for advances by the Servicer for taxes and insurance premiums) and have been deposited in the Holding Account, (iii) stating with respect to a liquidation of a Mortgage Asset, that all Liquidation Proceeds which have been determined by the Servicer in its reasonable judgment to be finally recoverable have been received and the Net Liquidation Proceeds have been deposited in the Holding Account, (iv) stating that with respect to a final Monthly Payment, all amounts due under such Mortgage Asset have been paid (after taking into account amounts representing reimbursement for advances by the Servicer for taxes and insurance premiums) and such amounts have been deposited in the Holding Account and (v) identifying such documents as the Servicer or the Obligor may request to evidence satisfaction and discharge of such Mortgage Asset.

            In connection with any prepaid Mortgage Asset with respect to which the related Mortgage is a deed of trust, the Servicer is authorized to procure from the trustee under such deed of trust a deed of full reconveyance covering the property encumbered by such deed of trust, which deed of reconveyance shall be delivered by the Servicer to the person or persons entitled thereto, but no expenses incurred in connection with such deed of reconveyance shall be payable out of the proceeds received in respect of such Mortgage Asset.

            If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Asset the Servicer requests the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, to release the related Mortgage Asset Documents and delivers to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, a trust receipt reasonably satisfactory to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, and signed by a Servicing Officer, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall release the related Mortgage Asset Documents to the Servicer. Such trust receipt shall obligate the Servicer to return the related Mortgage Asset Documents to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, when the need therefor by the Servicer no longer exists. If such Mortgage Asset shall be liquidated and the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, receives a certificate from the Servicer as provided above, then, upon request of the Issuer, the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, shall release the trust receipt to or upon the order of the Issuer.

            Section 2.16 Servicing Compensation.

            As compensation for the performance of its obligations under this Agreement, the Servicer shall be entitled to the Servicing Fee for each Mortgage Asset that is not a repossessed or foreclosed Mortgage Asset at the beginning of any month and that has a Principal Balance commencing on the Cut-off Date and terminating on the first to occur of the maturity of such Mortgage Asset or the date of Full Prepayment of such Mortgage Asset. The Servicing Fee in respect of a Mortgage Asset for a particular month shall be paid to the Servicer by the Custodian from amounts held in the Holding Account upon submission to the Custodian of a withdrawal request pursuant to Section 2.07(c). In addition to the Servicing Fee, the Servicer shall be entitled to receive pursuant to this
Section 2.16 as additional servicing compensation all late payment charges, assumption fees, interest on taxes, insurance premiums and similar charges paid in respect of the Mortgage Assets and previously deposited in the Holding Account. The Servicer shall pay all expenses and charges imposed on the Servicer hereunder, including servicing fees, expenses and charges of any Sub-Servicers, out of its servicing compensation or its own funds, and shall not be entitled to reimbursement for such expenses and charges except as specifically provided for herein.

            Section 2.17 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Indenture Trustee upon request. The Escrow Account shall be an Eligible Account.

            The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 2.18. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Obligor and, to the extent required by the related Mortgage Loan, the Servicer shall pay interest on escrowed funds to the Obligor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Section 2.18 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicer or Subservicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any advance made by it with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance,
(iii) to refund to the Obligor any funds as may be determined to be overages,
(iv) for transfer to the Holding Account in accordance with the terms of this Agreement, (v) to pay to the Servicer, or to the Obligor to the extent required by the related Mortgage Loan, any interest paid on the funds deposited in the Escrow Account or (vi) to clear and terminate the Escrow Account on the termination of this Agreement.

            In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

            Section 2.19 Indemnification.

            The Servicer agrees to indemnify, reimburse and hold harmless the Indenture Trustee and its officers, directors, representatives, agents and employees (hereinafter in this Section 2.19 referred to individually as "Indemnitee," and collectively as "Indemnitees") from any and all claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purpose of this Section 2.19, the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to, or arising out of, (i) the failure on the part of the Servicer to perform its obligations in accordance with the terms of this Agreement, or (ii) the Servicer's negligence, bad faith or willful misconduct; provided, however, that no Indemnitee shall be indemnified pursuant to this Section 2.19 for losses, damages or liabilities to the extent caused by the negligence or willful misconduct of such Indemnitee. The provisions of this Section 2.19 shall survive the termination of this Agreement or the earlier resignation or removal of the Indenture Trustee.

                                 ARTICLE THREE

                         STATEMENTS, REPORTS AND NOTICES

            Section 3.01 Reporting by the Servicer.

            (a) On or before each Reporting Date, the Servicer shall render to the Issuer, the Indenture Trustee and Banc of America Securities LLC, a certificate, as of the immediately preceding Monthly Cut-Off Date, certifying to all funds collected by it through such Monthly Cut-Off Date that it was required to deposit in the Holding Account in respect of the preceding Collection Period and, except for amounts provided on a cumulative basis, that have not been previously reflected on a prior certificate pursuant to this Section 3.01 and reporting certain other information. Such certificate shall be substantially in the form of Exhibit B hereto. Such certificate shall also be sent to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 Attention:
MBS Monitoring Department and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 Attention:
Asset-Backed Surveillance Group.

            (b) On or before each Reporting Date, the Servicer shall provide the Issuer, with such information as of the immediately preceding Monthly Cut-Off Date as is necessary in connection with the maintenance of the Issuer's financial records and preparation of the Issuer's financial statements.

            (c) On or before each Reporting Date, the Servicer shall provide the Successor Servicer with servicing tapes in a format compatible with the Successor Servicer's computer systems and containing such data as the Successor Servicer may reasonably request.

            Section 3.02 Annual Certificate; Mortgage Asset Statement.

            On or before 75 days after the end of the fiscal year of the Servicer that ends in December, 2004 and each fiscal year thereafter, the Servicer shall deliver or cause to be delivered to the Issuer and the Indenture Trustee an Officers' Certificate, dated as of the first Monthly Cut-Off Date following the end of the preceding fiscal year, to the effect that a review of the activities of the Servicer during the period from the beginning of the first Collection Period (or the Closing Date in the case of the first such Officers' Certificate required to be delivered) to the end of the last Collection Period during the preceding fiscal year has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement. Such Certificate shall state to the best of the Servicer's knowledge either (A) no Default by the Servicer under this Agreement has occurred and is continuing, or (B) if such a Default has occurred and is continuing, specifying such Default and the nature and status thereof.

            Section 3.03 Annual Accountants' Reports.

            On or before 75 days after the end of the fiscal year of the Servicer that ends in December, 2004 and each fiscal year thereafter, the Servicer shall deliver to the Issuer and the Indenture Trustee a report, prepared by a firm of Accountants of recognized national standing selected by the Servicer, to the effect that (i) they have examined certain documents and records relating to the Mortgage Assets during the preceding fiscal year in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers and (ii) such examinations disclosed no exceptions that, in their opinion, were material, relating to such Mortgage Assets, or, if any such exceptions were disclosed thereby, setting forth such exceptions that, in their opinion, were material. If any of the Mortgage Assets are being serviced by a Sub-Servicer, the firm of Accountants preparing the report with respect to the servicing of such Mortgage Assets by the Servicer may rely, as to matters relating to the servicing of such Mortgage Assets, upon a comparable report (rendered with respect to the most recent fiscal year of such Sub-Servicer which ended at or prior to the end of the Servicer's fiscal year) of another firm of Accountants of recognized national standing with respect to such Sub-Servicer's servicing of such Mortgage Assets.

            Section 3.04 Notices.

            The Servicer shall, as promptly as practicable following receipt by it of notice thereof, notify the Indenture Trustee of the commencement of a class-action litigation challenging the validity or enforceability of Mortgage Assets having an aggregate Principal Balance totaling $1,000,000 or more.

                                  ARTICLE FOUR

                                  THE SERVICER

            Section 4.01 Representations and Warranties of the Servicer.

            The Servicer represents and warrants to the Issuer as of the Closing Date as follows:

            (a) The Servicer (i) is a corporation, validly existing and in good standing under the laws of the State of its incorporation, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

            (b) The execution and delivery by the Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the charter or by-laws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument (or if such conflict with, breach of or default under any such indenture, mortgage, contract or other instrument exists or will exist, any remedies in respect thereof and in respect of any such related lien, charge or encumbrance have been stayed under the Bankruptcy Code).

            (c) The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except as has been previously obtained and are in effect.

            (d) This Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding instrument enforceable against the Servicer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened or likely to be asserted against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement or the Indenture, or which will, if determined adversely to the Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

            (f) The Servicer has obtained or made all necessary consents, approvals, waivers and notifications of stockholders, creditors, lessors and other nongovernmental persons, in each case, in connection with the execution, delivery and performance of this Agreement.

            The foregoing representations and warranties shall be deemed to be made to the Indenture Trustee, as assignee of the Issuer.

            Section 4.02 Merger or Consolidation of the Servicer.

            The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Florida, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Indenture or any of the Mortgage Assets and to perform its duties under this Agreement.

            Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

            Section 4.03 Performance of Obligations.

            (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement and shall take such action as may be necessary to prevent the attachment on the Mortgaged Properties of liens or levies superior to the lien of the Mortgages securing the Mortgage Assets arising from actions by or claims against the Servicer. In no event shall the Indenture Trustee be liable for the actions or omissions of the Servicer or any Sub-Servicer or obligated to monitor or supervise the Servicer or any Sub-Servicer.

            (b) The Servicer shall not take any action, or permit any action to be taken by others, which would (i) materially and adversely affect the validity or collectability of the Mortgage Assets or (ii) excuse any person from any of its covenants or obligations under any of the Mortgage Assets or under any other instrument included in the Trust Estate, or (iii) result in the amendment, hypothecation, subordination, termination or discharge of, or (iv) impair the validity or effectiveness of, any of the Mortgage Asset Documents or any such instrument, except as expressly provided herein and therein.

            Section 4.04 Servicer Not to Resign.

            (a) The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective unless and until the Successor Servicer or another new servicer, qualified to act as a mortgage servicer and reasonably acceptable to the Indenture Trustee, enters into a servicing agreement with the Issuer and the Indenture Trustee in form and substance substantially similar to this Agreement.

            (b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder except as permitted under Section 4.02 hereof.

            (c) Except as provided in Section 4.04(a), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 7.01, and shall survive the exercise by the Issuer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by the Issuer, the Indenture Trustee or any Noteholder of any provision of the Indenture, the Notes or this Agreement.

            Section 4.05 Fidelity Bond.

            On or before the Closing Date, the Servicer shall obtain and deliver to the Indenture Trustee and shall thereafter maintain in effect a fidelity bond (or a direct surety bond) in the amount of $1,500,000 (subject to a deductible of an amount not exceeding $250,000.00). Such bond shall name the Indenture Trustee as an additional insured and as a joint loss payee, shall provide for 30 days' prior notice of cancellation to the Indenture Trustee and shall otherwise be in form and substance reasonably satisfactory to the Indenture Trustee. Any successor to the Servicer appointed as servicer of the Mortgage Assets pursuant to Section 3.07(d) of the Indenture or Section 4.04(a) of this Agreement shall be obligated to obtain and maintain a fidelity bond to the same extent as the Servicer is obligated under this Section 4.05 or under the higher of the then current Fannie Mae or Freddie Mac guidelines and shall deliver a copy of such bond to the Indenture Trustee promptly after its appointment. The Servicer or any successor servicer shall deliver to the Indenture Trustee, within 30 days prior to the expiration of any such bond, a renewal or replacement thereof.

                                  ARTICLE FIVE

                                     DEFAULT

            Section 5.01 Events of Default.

            (a) Any of the following acts or occurrences shall constitute an Event of Default by the Servicer under this Agreement:

            (i) any failure by the Servicer to remit to the Indenture Trustee or the Holding Account any amount required to be so remitted under the terms of this Agreement that continues unremedied for a period of five Business Days after the date upon which such amount was due to be so remitted; or

            (ii) failure to submit to the Indenture Trustee the report called for by Section 2.07(b) within two Business Days following the related Remittance Date; or

            (iii) failure on the part of the Servicer duly to observe or perform any other of the covenants or agreements on the part of the Servicer contained in this Agreement that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the holders of Notes representing at least a majority of the Voting Rights; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises pursuant to any bankruptcy or insolvency law or any other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization, or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of, or for the settlement of claims against, the Servicer which is involuntary on the part of the Servicer is entered and is not discharged or stayed for a period of sixty (60) days;

            (v) the Servicer becomes insolvent, generally fails to pay its debts as they become due, has any receiver, trustee, liquidator, sequestrator or custodian of it or any of its property appointed (whether with or without its consent), makes any assignment for the benefit of creditors or commences any case or other proceeding pursuant to any bankruptcy or insolvency law or any other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization, or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of, or for the settlement of claims against it; or

            (vi) any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee or by the holders of Notes representing at least a majority of the Voting Rights, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

            (b) So long as an Event of Default shall have occurred and be continuing, the Issuer or the Indenture Trustee (in each case subject to the provisions of the Indenture), or the holders of Notes representing at least a majority of the Voting Rights may, by notice given to the Servicer (with a copy to the parties not giving such notice), terminate all of the rights and powers of the Servicer under this Agreement ("Servicer Termination"), including without limitation all rights of the Servicer to receive the Servicing Fee. On and after the receipt of such notice, all rights, powers, duties and responsibilities of the Servicer under this Agreement, whether with respect to the Mortgage Assets, Holding Account, Collection Account, Servicing Account, any Servicing Fee or otherwise, shall vest in and be assumed by the Successor Servicer as provided in
Section 3.07 of the Indenture, and the Issuer and the Indenture Trustee are each hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Obligors deemed necessary or advisable by the Indenture Trustee) and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. The terminated Servicer shall cooperate promptly and in good faith with the Successor Servicer to transfer the servicing records and other Mortgage Asset Documents maintained by the terminated Servicer to the Successor Servicer in a prompt and efficient manner. Except as otherwise expressly provided in the Indenture, the Issuer shall not have any right to waive any Default or Event of Default by the Servicer under this Agreement. In addition to any right of the Indenture Trustee upon an Event of Default hereunder, the Indenture Trustee may take any action at law or in equity that it deems appropriate to protect the interest of the Holders of Notes.

            Section 5.02 No Effect on Other Parties.

            Upon any termination of the rights and powers of the Servicer from time to time pursuant to Section 5.01 or upon any appointment of a successor to the Servicer, all the rights, powers, duties and obligations of the Issuer under this Agreement or under the Indenture shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

            Section 5.03 Rights Cumulative.

            All rights and remedies from time to time conferred upon or reserved to the Issuer, the Indenture Trustee or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

                                  ARTICLE SIX

                               THE MORTGAGE ASSETS

            Section 6.01 Representations and Warranties; Mortgage Asset
Documents.

            The representations and warranties of the Issuer set forth in
Section 3.11 of the Indenture with respect to each Mortgage Asset shall survive delivery of the Mortgage Asset Documents to the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, and shall continue so long as such Mortgage Asset remains outstanding. Upon discovery by the Issuer, the Indenture Trustee, any Document Custodian or the Servicer that any of such representations or warranties was incorrect as of the time made or that any of the Mortgage Asset Documents relating to any such Mortgage Asset has not been properly executed by the Obligor or contains a material defect or has not been received by the Indenture Trustee, or Document Custodian on behalf of the Indenture Trustee, the party making such discovery shall give prompt notice to the other and to the Indenture Trustee and any Document Custodian (other than in cases where the Indenture Trustee has given notice thereof). If any such defect, misrepresentation or omission materially and adversely affects the interest of the holders of Notes, as provided in Section 3.11(b) of the Indenture, the Servicer shall, after discovery thereof or receipt of notice thereof, use its reasonable best efforts to cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made and within 90 days of notice of such defect the Servicer shall notify the Indenture Trustee of the action it has taken with respect thereto and the results thereof. If such breach, omission or defect is not or cannot be cured within such 90-day period or, with the prior written consent of a Responsible Officer of the Indenture Trustee if so consented to under the Indenture, such longer period as specified in such consent, the Servicer shall cause the Issuer to either (i) deposit into the Collection Account an amount equal to 100% of the then current Principal Balance of the affected Mortgage Asset, at which time the Defective Mortgage Asset shall be released from the lien of the Indenture and reconveyed to the Grantor or (ii) remove such Mortgage Asset from the Trust Estate and substitute one or more Qualified Substitute Mortgage Assets. The Servicer shall be entitled to reimbursement for any reasonable and necessary expenses incurred by it in the performance of its obligations under this Section 6.01.

                                 ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

            Section 7.01 Termination.

            (a) The respective duties and obligations of the Servicer and the Issuer created by this Agreement shall terminate upon the final payment or other liquidation of the last outstanding Mortgage Asset. Upon the termination of this Agreement pursuant to this Section 7.01(a), the Servicer shall pay all moneys in the Servicing Account to the persons entitled thereto, and shall direct the Indenture Trustee to pay over to the Issuer or any other person entitled thereto all other moneys with respect to the Mortgage Assets held in the Holding Account.

            (b) Following an Event of Default under the Indenture and foreclosure upon the Trust Estate pursuant thereto, the successor to the rights of the Issuer (including, without limitation, the Indenture Trustee or any or all of the related Noteholders) shall have the right to terminate this Agreement by notice to the Servicer, the Indenture Trustee and the Issuer, within 90 days after the date such successor shall have succeeded to such rights of the Issuer. Upon such termination, the Servicer shall be entitled to receive only the accrued and unpaid Servicing Fee to the date of such termination, any amounts it would have been permitted to receive pursuant to Section 2.07 from the Holding Account or the Collection Account as of the date of such termination.

            Section 7.02 Amendment.

            (a) This Agreement may be amended from time to time by the Issuer and the Servicer without the prior written consent of the Indenture Trustee, or any of the Noteholders, provided that such action shall not adversely affect in any material respect the interests of the Indenture Trustee or any Noteholder and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such amendment does not adversely affect in any material respect the interest of the Noteholders (such Opinion of Counsel may rely as to factual matters on representations of the parties hereto or other persons appropriate therefor).

            (b) Notwithstanding paragraph (a) of this Section 7.02, this Agreement may be amended in accordance with the proviso set forth in the first sentence of Section 3.14 of the Indenture.

            (c) This Agreement may also be amended from time to time by the Issuer and the Servicer, with the written consent of the Indenture Trustee and the Holders of Notes representing 51% or more of the aggregate Voting Rights of all Classes of Notes voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment shall, without the consent of the Indenture Trustee and each holder of Outstanding Notes, (i) adversely affect in any material respect the amount of, or the timing of, payments received on the related Mortgage Assets which are required to be deposited in the Holding Account and the Collection Account; (ii) alter the priorities with which any allocation of funds shall be made under this Agreement; (iii) permit the creation of any lien on the Trust Estate or any portion thereof or deprive any such holder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof; or (iv) modify this Section
7.02 or Section 4.02, 4.03(b), 4.04 or 4.05.

            (d) Promptly after the execution of any amendment, the Servicer shall send to the Indenture Trustee a conformed copy of each such amendment, but the failure to do so will not impair or affect its validity.

            (e) It shall not be necessary for any consent of Noteholders under this Section 7.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

            (f) Prior to the execution of any amendment, the Servicer shall send a copy of the proposed amendment to the Rating Agencies.

            (g) Any amendment or modification effected contrary to the provisions of this Section 7.02 shall be void.

            Section 7.03 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of Florida, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 7.04 Notices.

            All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed in each case as follows: (a) if to the Issuer, at Rodney Square North, Wilmington, Delaware, 19890 c/o Wilmington Trust Company, Attention: Corporate Trust Administration, (b) if to the Servicer, at 4211 West Boy Scout Boulevard, Tampa, Florida, 33607, Attention:
General Counsel, (c) if to the Indenture Trustee, at 101 Barclay Street - 8W, New York, New York 10286, Attention: Corporate Trust Department, (d) if to any Document Custodian, at the address provided in the Custodial Agreement and (e) if to any Noteholder, at the address of such holder as it appears in the Note Register. Any of the persons in subclauses (a) through (e) above may change its address for notices hereunder by giving notice of such change to the other persons. Any change of address shown on a Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

            Notices required hereunder shall in addition be sent to Moody's Investors Service, Inc. at its address at 99 Church Street, New York, New York 10007, and to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., at its address at 55 Water Street, New York, New York 10041.

            Section 7.05 Severability of Provisions.

            If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Indenture Trustee or any Noteholders. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

            Section 7.06 Inspection and Audit Rights.

            The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Issuer, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Assets, to make copies and extracts therefrom to cause such books to be audited by Accountants selected by the Issuer and to discuss its affairs, finances and accounts relating to the Mortgage Assets with its officers, employees and Independent Accountants (and by this provision the Servicer hereby authorizes said Independent Accountants to discuss with such representatives such affairs, finances and accounts) all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section 7.06 shall be borne by the Issuer, provided that if an audit is made during the continuance of an Event of Default, the expense incident to such audit shall be borne by the Servicer.

            Section 7.07 Binding Effect.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Indenture Trustee, the Noteholders and their successors and assigns.

            Section 7.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

            Section 7.09 The Owner Trustee.

            It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as the Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust Property, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Servicer and the Indenture Trustee and by any Person claiming by, through or under the Servicer and the Indenture Trustee and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Indenture Trustee or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by the Issuer under this Agreement.

            Section 7.10 Distribution of Servicing Procedures and Standards.

            The Servicer agrees to distribute the procedures and standards set forth herein to each of its field offices and to take all reasonable action to instruct its field servicing personnel concerning their duties hereunder as soon as practicable after execution hereof.

            Section 7.11 Property Address.

            Within nine months from the Closing Date the Servicer shall provide the Indenture Trustee and any Document Custodian a magnetic tape showing, for each Mortgage Asset, the Mortgage Asset number, property address and customer name.

            Section 7.12 Power of Attorney.

            The Issuer is authorized from time to time to deliver one or more powers of attorney to the Servicer or Sub-Servicer that authorize the Servicer and/or Sub-Servicer, as applicable, to act on behalf of the Issuer as contemplated by this Agreement and any Sub-Servicing Agreement. The Issuer shall upon request of any Successor Servicer deliver one or more powers of attorney to the Successor Servicer or its designated agent for purposes contemplated by this Agreement.

            Section 7.13 Rights Upon Discharge of Indenture.

            Upon the payment in full of the Notes, the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all rights of the Indenture Trustee hereunder and the Owners (as such term is defined in the Trust Agreement) will succeed to all rights of the Noteholders hereunder.

            Section 7.14 Non-Petition.

            The Servicer hereby agrees not to petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequester or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

            IN WITNESS WHEREOF, the Owner Trustee on behalf of the Issuer, the Servicer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                         ISSUER:

                                         MID-STATE CAPITAL CORPORATION 2004-1
                                         TRUST

                                         By:   WILMINGTON TRUST COMPANY, not in
                                               its individual capacity, but
                                               solely as Owner Trustee of
                                               Mid-State Capital Corporation
                                               2004-1 Trust


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         SERVICER:

                                         MID-STATE HOMES, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         THE BANK OF NEW YORK
                                          as Indenture Trustee


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                       FORM OF STANDBY SERVICING AGREEMENT

                                    EXHIBIT B

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

                             SERVICER'S CERTIFICATE

            _______________ and ________________ hereby certify that they are officers of Mid-State Homes, Inc. (the "Servicer") holding their respective offices set forth beneath their signatures and that they are duly authorized to execute this Servicer's Certificate on behalf of the Servicer and further certify that with respect to the preceding Collection Period (________ to ________):

            (i) the aggregate Principal Balance of all Mortgage Assets as of the last day of the month of the preceding Collection Period is $______;

            (ii) with respect to any Mortgage Asset that became an REO Property during the preceding Collection Period, the Principal Balance of such Mortgage Asset as of the date it became an REO Property;

            (iii) the aggregate book value of the REO Properties as of the last day of the month of the preceding Collection Period is $______;

            (iv) the sum of the aggregate Principal Balance of all Mortgage Assets and the aggregate book value of all REO Properties as of the last day of the month of the preceding Collection Period is $______;

            (v) the total number of Mortgage Assets outstanding as of the end of the preceding Collection Period is _____ and the aggregate funds collected on the Mortgage Assets with respect to the preceding Collection Period is $________;

            (vi) _________ Additional Mortgage Assets were added during the preceding Collection Period and have an aggregate Principal Balance as of the end of the preceding Collection Period of $__________;

            (vii) (a) the aggregate amount of the Servicing Fee included in (i) above is $________ based on the ________ Mortgage Assets outstanding that have a Principal Balance of more than zero as of the beginning of the preceding Collection Period and the cumulative amount for the related Collection Period is $________;

                  (b) the aggregate amount of reimbursement for advances for taxes and insurance premiums and other advances included in (i) above is $________;

                  (c) the aggregate amount of late payment charges, prepayment penalties and assumption fees is $___________;

                  (d) the aggregate amount previously deposited in the Holding Account in respect of payments by Obligors made by checks subsequently returned for insufficient funds or other reason for non-payment is $_________;

            (viii) the amount in (i) for the preceding Collection Period minus the total of amounts in (ii) for the preceding Collection Period is $___________;

            (ix) (a) the aggregate amount withdrawn from the Holding Account as reimbursement to the Servicer for expenses for the restoration of Mortgaged Property damaged by an Uninsured Cause and as reimbursement for usual and customary Liquidation Expenses is $______________. [A schedule of the Mortgage Asset numbers for the related Mortgage Assets shall be attached];

                  (b) the aggregate amount withdrawn from the Holding Account as reimbursement for Insured Expenses is $________. [A schedule of the Mortgage Asset Numbers for the related Mortgage Assets shall be attached]; and

                  (c) the aggregate amount withdrawn from the Holding Account that is not part of the Trust Estate is $_______;

            (x) the amount in (iv) minus the total of the amounts in (v) is $________;

                  (a) the portion of such amount that represents Net Insurance Proceeds that do not constitute a Full Prepayment with respect to any Mortgage Asset is $________;

                  (b) the portion of such amount that represents Net Liquidation Proceeds is $___________;

                  (c) the portion of such amount that represents Full Prepayments is $_________;

            (xi) with respect to each Mortgage Asset that was the subject of a Full Prepayment:

             Mortgage Asset Number      Full Prepayment Amount
             ---------------------      ----------------------



            (xii) the cumulative amount of Prepayments is $______;

            (xiii) Cumulative Realized Losses are $___________;

                  (a) the cumulative Principal Balance of all Mortgage Assets which have been repossessed equals $_______; and

                  (b) if applicable, the Principal Balance of those Mortgage Assets which are delinquent over 120 days equals $_________; and

                  (c) the amount of cumulative Net Liquidation Proceeds is $_______________;

            (xiv) the Principal Balance of all Mortgage Assets with respect to which there is a material breach of any representation or warranty made in
Section 3.11 of the Indenture or in the related Addition Transfer Agreement or as to which there is a material defect in the related Mortgage Asset Documents in accordance with Section 3.12(b) of the Indenture is $________;

            (xv) the amount that represents the cumulative amount since the Cut-off Date of the cash component of aggregate Net Liquidation Proceeds equals $________;

            (xvi) with respect to delinquent Mortgage Assets:

                                                   Aggregate
      Period of               Number of            Principal
     Delinquency           Mortgage Assets        Balance ($)
----------------------    -------------------    ---------------
      0-30 days

     31-60 days

     61-90 days

91 or more days
                          -------------------    ---------------
        Total

            The percentage equal to the average of the 60+ Day Delinquent Mortgage Assets for each of the three immediately preceding Collection Periods with respect to the Mortgage Assets is ____%;

            (xvii) with respect to property acquired in respect of a Mortgage
Asset:

                                                   Aggregate
   Period of Time             Number of            Principal
as Real Estate Owned       Mortgage Assets        Balance ($)
----------------------    -------------------    ---------------
     0-3 months

     4-6 months

     7-9 months

    10-12 months

   Over 12 months
                          -------------------    ---------------
         Total

            (xviii) delivered herewith, if previously requested, is a copy of a magnetic tape file containing the Schedule of Mortgage Assets information and current mailing address information for each Mortgage Asset and showing the paid-through status of each Mortgage Asset;

            (xix) a list of Mortgage Assets which became the subject of an Assumption Agreement;

            (xx) with respect to the Servicing Account for the related Collection Period:

            Beginning Balance           $

            Deposits

            Disbursements
                                           ------------------------
            Ending Balance              $
                                           ========================

            (xxi) with respect to each Mortgage Asset that was the subject of a
Repossession:

            Mortgage Asset Number        Principal Balance
            ---------------------        -----------------



            (xxii) with respect to each Mortgage Asset that was the subject of a
Resale:

            Mortgage Asset Number        Principal Balance
            ---------------------        -----------------



            (xxiii) the aggregate number and aggregate Principal Balance of all Mortgage Assets that were set-up (i.e., rewritten) during the Collection Period was $________ and $________, respectively;

            (xxiv) the aggregate number and aggregate Principal Balance of all Mortgage Assets that were set-up (i.e., rewritten) during the Collection Period and the prior eleven (11) Collection Periods was _________ and $________, respectively; and

            (xxv) the number and aggregate Principal Balances of all Mortgage Assets 30, 60 and 90 or more days past due and in repossession, foreclosure or bankruptcy are as follows: ______________.

            The undersigned hereby certify that all amounts received from the Holding Account during the preceding Collection Period are authorized withdrawals pursuant to Section 2.07(c) or 2.11 of the Servicing Agreement.

                                         Mid-State Homes, Inc.

                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------

                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------

                                    EXHIBIT C

                              Mid-State Homes, Inc.
                Post Office Box 31601 o Tampa, Florida 33631-3601
                 4211 W. Boy Scout Blvd. o Tampa, Florida 33607


July 15, 2004

Servicing Procedures
Mid-State Homes, Inc.

            Reference is made to the Servicing Agreement (the "Servicing Agreement") dated July 15, 2004, among the undersigned (the "Servicer"), Mid-State Capital Corporation 2004-1 Trust, a statutory trust established under the laws of the State of Delaware (the "Trust") and The Bank of New York (the "Indenture Trustee") entered into in connection with the issuance and sale by the Trust of its $180,251,000.00 6.005% Asset-Backed Notes, Class A, $48,282,000.00 6.497% Asset-Backed Notes, Class M-1, $34,602,000.00 8.114%
Asset-Backed Notes, Class M-2, and $31,383,000.00 8.900% Asset-Backed Notes, Class B (the "Notes") pursuant to the indenture dated July 15, 2004 (the "Indenture") between the Trust and the Indenture Trustee.

            Set forth below is a description of the servicing standards historically employed by the Servicer referred to in Section 2.1 of the Servicing Agreement.

I.    COLLECTION PROCEDURES

            The following procedures are those generally followed by the Servicer as of July 15, 2004 in the collection, through its subservicing agent, Walter Mortgage Company ("Walter Mortgage"), of past-due Mortgage Assets. However, it should be noted that since supervisory personnel and management exercise substantial discretionary judgment in the collection effort, the procedures followed in the collection of any particular past-due Mortgage Asset may deviate from those described below.

            A.    Mortgage Assets

            A database of delinquent Mortgage Assets is updated daily. The database is viewed and analyzed through a collection screen inquiry system. Each delinquent Mortgage Asset is assigned to one of the two following categories:

            1. "Field Mortgage Assets": Mortgage Assets in respect of which the Obligor will, if a payment is not made during the course of the then current month, be in arrears by at least two installment payments. Field Mortgage Asset Obligors may also owe amounts advanced by the Servicer in respect of insurance premiums, real property taxes or other amounts.

            2. "Off-Code Mortgage Assets": Mortgage Assets in respect of which the Obligor either is current on installment payments or, in the event that a payment is not made during the course of the then-current month, will be in arrears with respect to only one installment payment at the end of such month, and is indebted to the Servicer for amounts advanced by the Servicer in respect of insurance premiums, real property taxes or other amounts.

            B.    Field Offices

            Field Mortgage Assets and Off-Code Mortgage Assets are serviced from Walter Mortgage's Field Offices. Walter Mortgage has approximately 84 such Field Offices serving 24 different states. Each Field Representative services an average of approximately 240 Mortgage Assets per month. Each Field Representative uses the delinquency database on a daily basis to review delinquent Field Mortgage Assets and Off-Code Mortgage Assets respecting properties within his service area, and the delinquency database for each Field Office within a division is made available to the Divisional Vice Presidents, Assistant Divisional Supervisors, and other members of Senior Management in Fort Worth, Texas or Tampa, Florida.

            Upon receipt of the database updates, each Field Representative seeks to make contact with each delinquent Obligor either by telephone or in person, in order to make payment arrangements with such Obligors. Field Representatives and their respective Assistant Divisional Supervisors communicate not less frequently than every other day to review Field Mortgage Assets and to discuss progress and problems in such Field Representative's collection efforts. All collection efforts of the Field Representatives (whether by phone or in person) are documented directly on the delinquency database.

            At least weekly, the Assistant Divisional Supervisor reviews orally with the respective Divisional Vice President the results of the field collection efforts for the previous week. Additionally, Assistant Divisional Supervisors request, upon the recommendation of the Field Representative, that the Mortgage Asset be foreclosed or repossessed, request a deed in lieu of foreclosure or refrain from foreclosing or repossessing a Mortgage Asset which is three or more installments in arrears. The final decision is made by the Divisional Vice President.

            In the event an Obligor fails to adhere to the payment schedule arranged with the Field Representative, the Field Representative will re-contact such Obligor, usually by means of a visit to the Obligor's home. The Field Representatives spend a significant portion of their time on the road making face-to-face contact with delinquent Obligors. Not only does such visit seek to impress upon the Obligor the urgency of coming to some successful arrangement, but also affords the Field Representative the opportunity to make a cursory inspection of the condition of the house and property, so that repair plans can be made should reacquisition become necessary. The highest priority of visitation is placed on the delinquent Mortgage Assets with the largest balance.

            In many circumstances, a satisfactory payment schedule can be arranged with the Obligor (see below "WORK-OUT POLICIES"). However, if it is felt that the chances of arranging a successful repayment program satisfactory to the Servicer are not good, after a final attempt by either one or both of the Divisional Vice President or Assistant Divisional Supervisor, the Field Mortgage Asset Obligor will either be requested to sign a deed in lieu of foreclosure or will be advised that his Mortgage Asset has been or will be referred to an attorney for the commencement of foreclosure proceedings (see below "FORECLOSURE POLICIES").

            While it is discouraged, Field Representatives sometimes receive monthly payments and other repayments of outstanding advances directly from the Obligors. The Field Representatives give the Obligor a receipt for such payment and mail the payment to the lock box or to Ft. Worth or Tampa, if manual processing is required, as soon as practicable. When the receipt book is used up it is forwarded to the Divisional Office for review. Each day the Field Representatives take all collections made or which have otherwise been received and mail such payments to the lock box or Ft. Worth or Tampa headquarters.

            C.    Collection of Off-Code Mortgage Assets

            Approximately twelve telephone collectors and one Supervisor, all located at a central office in Fort Worth, Texas, are also responsible for the collection of Off-Code Mortgage Assets. Collection efforts begin immediately upon receipt of the update of the delinquency database and are confined to contacting Obligors by telephone, by mail or by assignment to a Field Representative. Since the majority of Obligors with respect to Mortgage Assets in this category have built up substantial equity in the relevant properties, it is the experience of the Servicer that such Obligors can be persuaded to bring their Mortgage Asset balance current with relative ease. Therefore, the bulk of the collection effort expended by such telephone collectors is directed toward collecting amounts advanced by the Servicer on such Obligor's behalf in respect of insurance premiums and real property taxes. All Obligor contacts in the collection effort are documented directly on the delinquency database. Mortgage Asset Obligors incapable of paying all such amounts upon demand are permitted to pay in installments pursuant to a repayment schedule satisfactory to the Servicer.

            Central office telephone collectors review the collection status of all their Mortgage Assets with the Supervisor at least every other day. When, in his judgment, the telephone collectors deem it appropriate, he will refer an Off-Code Mortgage Asset to the field for collection efforts by a Field Representative.

            In certain circumstances, the telephone collectors will also assist the given Field Office in the collection of Field Mortgage Assets. This is driven by the volume associated with the given Field Office.

II.   WORK-OUT POLICIES

            As a general rule, the Servicer will not permit a Mortgage Asset to remain two installment payments in arrears. Whether or not the Obligor will be allowed to arrange a repayment schedule rather than be required either to bring the Mortgage Asset current or seek foreclosure proceedings brought will depend upon the Servicer's estimate of the likelihood of a successful work-out being accomplished. Naturally, such an estimate is subjective to a certain degree.

            The factors considered in arriving at a decision whether or not to enter into an arrangement with an Obligor include whether or not the Obligor has a record of making previous payments in a timely fashion, the nature of the reason for failure to remain current on mortgage payments, the likelihood of such reason being cured or removed in the near future and the difficulty, if any, anticipated in prosecuting an action for foreclosure.

            Generally, an acceptable work-out schedule of payments will require the Obligor to pay either two installment payments, or a payment and a half, in the immediately following month or months. On rare occasions, if an Obligor has a good past payment record and experiences difficulty in making payment, which difficulty, in the judgment of the relevant Representatives and Supervisors, is likely to be cured or removed, the Mortgage Asset may be deemed current and the delinquent payments added to the end of the original outstanding balance of such Mortgage Asset. All Mortgage Assets that are "deemed to be current" through this process must have been approved by senior management at the central office in Tampa, Florida.

            A successful work-out should result in a current Mortgage Asset within the space of two or three months following agreement upon a repayment schedule.

III.  FORECLOSURE POLICIES

            A.    Generally

            Mortgage Assets in respect of which foreclosure proceedings are to be commenced are referred for foreclosure by Walter Mortgage. The actual foreclosure process consists of Walter Mortgage delivering the necessary Mortgage Asset Documents to attorneys in the state in which the mortgaged property is located with direction to foreclose on the Mortgage Asset as quickly as possible. Walter Mortgage also has staff in Tampa, Florida to oversee the foreclosure activities of all local counsel.

            In any case in which an Obligor has agreed to surrender the mortgaged property by deed in lieu of foreclosure, Walter Mortgage performs a search of the records on file in the applicable county to determine whether the property is subject to tax or other liens. If there are liens on record, other than tax liens, Walter Mortgage refuses the deed in lieu of foreclosure and, if necessary, initiates foreclosure to acquire the property free of such liens.

            Mortgage Assets recommended for foreclosure are notified that Walter Mortgage intends to initiate foreclosure or repossession if payment is not made in 30 days. Provided that Walter Mortgage is the successful bidder at the resulting judicial sale, the relevant Walter Mortgage Field Representative will be responsible for reselling the repossessed property. The average period elapsed between repossession of a property and its resale is approximately 67 days.

            B.    Maintenance and Repair of Repossessed Homes

            Immediately upon becoming aware that a property has been abandoned or vacated or following repossession of a property, the Field Representative will arrange for basic clean-up of the yard and interior of the house as necessary. Periodic inspections of the property are made during the period between repossession and resale to ensure that the property does not deteriorate significantly.

            The Field Representative will recommend needed repairs to the Assistant Divisional Supervisor. Generally speaking, repairs necessary to prevent any structural deterioration will be made forthwith. Depending upon the magnitude of interior repairs, such repairs may either be made at once or they may be made a part of the negotiation of the price and terms of the resale contract. Likewise, in the case of a house which was both sold and repossessed in an unfinished state, as a general rule no work will be done on the interior to bring it to a higher state of completion except as part of a firm contract of resale.

            Hazard Insurance coverage is maintained on each REO Property; additionally, all property taxes, assessments and utility bills for such properties are paid and appropriate steps are taken to protect against damage to plumbing during winter months.

            C.    Resale

            During the repossession and/or foreclosure process, the Field Representative resale efforts are commenced. After title to the house is taken, the Field Representative's resale effort may take the form of canvassing the neighborhood, leaving information and pictures at corner stores and factories or advertising in local newspapers.

            1.    Resale Price

            Several points of reference are used in arriving at a resale price for a repossessed home. First, the Servicer will provide a baseline number that represents its cash cost. Sales for a price below such baseline price require the permission of the Divisional Vice President. Second, the Field Representative makes reference to the current price for a similar new home. Finally, the Field Representative refers to the market price prevailing for comparable homes in the area, discounting, if necessary, for the work left to be done to bring the house to completion.

            If the proposed sale price is less than a specified deviation below the baseline price, the property must be seen by the Assistant Divisional Supervisor or Divisional Vice President supervising the area in which the property is located. The Divisional Vice President must explain any shortfalls to an officer in the central office in Tampa or Fort Worth, who will attach the statement to the sale package.

            2.    Resale Credit Policies

            Prospective purchasers at resale are subject to the same credit review procedures as purchasers of new homes. In lieu of the pledge of real property received from new home buyers, a certain amount of equity in the property is provided in a resale by requiring the purchaser at resale to make a down payment of between a minimum of $750 and up to 10% of the selling price, depending upon the credit profile of such purchaser.


                                         MID-STATE HOMES, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title: